UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware 333-190788 46-2552550

State or other jurisdiction incorporation Commission File Number IRS Employer Identification No.

575 Lexington Avenue, 4th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 14, 2016, Bassam Damaj, PhD. was appointed as an independent director of the Company. Dr. Damaj currently is the President and CEO of Innovus Pharmaceuticals, Inc. (OTCQB:INNV) Prior to joining Innovus Pharma, Dr. Damaj served as President and CEO of Apricus Biosciences, Inc. from December 2009 to November 2012. Dr. Damaj was also co-founder of Bio-Quant, Inc, where he was CEO, Chief Scientific Officer and director from 2000 until its acquisition by Apricus Biosciences, Inc. (NASDAQ:APRI) in December 2009. Dr. Damaj holds a PhD. in Immunology/Microbiology from Laval University and completed a post-doctoral fellowship ion Molecular oncology from McGill University.

Dr. Damaj will be compensated for his services as a director by the receiving 375,000 shares of the Company’s common stock to be issued at the rate of 62,500 shares per month for the first six months of Dr. Damaj’s tenure as a director. In the event Dr. Damaj should resign prior to having served one year as a director, he will be required to return the unearned portion of the shares on a prorata basis.

To conjunction with Dr. Damaj’s appointment as a director, the Company issued a press release, a copy of which is included as an exhibit to this report and which is incorporated herein.

Section 9- Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits

Exhibit No.	Description

99.1	Press Release dated July 14, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: July 14, 2016	By: /s/ Fernando Oswaldo Leonzo
Chief Executive Officer